UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: April 19, 2016
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	Results of Operations and Financial Condition.

On April 19, 2016, Intel Corporation (“Intel”) issued a press release announcing the financial results of its fiscal quarter ended April 2, 2016 and forward-looking statements relating to its second quarter of 2016 and full year 2016. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On April 19, 2016, Intel also posted financial information and commentary by Stacy J. Smith, Intel’s Executive Vice President and Chief Financial Officer, for its fiscal quarter ended April 2, 2016 on its investor website, intc.com. A copy of this information and commentary is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Exhibits 99.1 and 99.2 includes non-GAAP financial measures relating to our operations and forecasted outlook. Certain of these non-GAAP terms will be used in Intel’s Q1 2016 earnings conference. In addition, Exhibits 99.1 and 99.2 include reconciliations of these GAAP to non-GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and the financial results calculated in accordance with GAAP and reconciliations from Intel’s results should be carefully evaluated.

The information in Item 2.02 of this Report, as well as Exhibits 99.1 and 99.2, are furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On April 19, 2016, Intel announced a restructuring plan designed to align its operations with evolving business needs and improve efficiencies. The actions associated with the restructuring plan are expected to be fully completed by the second quarter of 2017. The restructuring plan is estimated to result in annualized pre-tax cost savings of approximately $1.4 billion once it is fully implemented.
Under the restructuring plan, Intel plans to close certain facilities and reduce up to twelve thousand positions globally, representing approximately 11% of Intel’s worldwide workforce. Intel expects to incur pre-tax charges of approximately $1.2 billion, substantially all of which are related to employee severance and benefits. Intel expects to recognize these charges during the second quarter of fiscal 2016 and expects substantially all the charges to entail cash expenditures.
Item 2.05 of this Report (“Item 2.05”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which are identified by words such as “plans,” “expects,” “may,” “believes,” “estimates” or “estimated, “intends,” and other similar words, expressions, and formulations. Item 2.05 contains forward-looking statements regarding the timing and scope of the restructuring plan; the size of the restructuring plan and the amount and timing of the related charges; and the expected cost savings resulting from the restructuring plan. Many factors could affect the actual results of the restructuring plan, and variances from Intel's current expectations regarding such factors could cause actual results of the restructuring plan to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: the timing and execution of plans and programs that may be subject to local labor law requirements, including consultation with appropriate works councils; assumptions related to severance, post-retirement costs, and relocation costs; future acquisitions, dispositions, or investments; new business initiatives and changes in product roadmap, development, and manufacturing; and/or assumptions related to cost savings, product demand and operating efficiencies. A detailed discussion of these and other risks and uncertainties that could cause Intel’s actual results to differ materially from these forward-looking statements is included in the documents that Intel files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and Intel does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2016, Intel announced a Chief Financial Officer (“CFO”) succession plan. Stacy Smith, 53, who has served as Executive Vice President and CFO since 2012, will transition to a new senior executive role at the company, leading sales, manufacturing and operations once his successor is in place.
Mr. Smith joined Intel in 1988. From 2010 to 2012, he served as Senior Vice President and CFO. From 2007 to 2010, he was Vice President and CFO. From 2006 to 2007, Mr. Smith was Vice President and Assistant CFO. From 2004 to 2006, he served as Vice President, Finance and Enterprise Services, and Chief Information Officer. From 2002 to 2004, he served as Vice President, Sales and Marketing Group, and General Manager of Intel Europe, Middle East and Africa (EMEA).

Item 7.01    Regulation FD Disclosure.
On April 19, 2016, Intel issued a press release, attached hereto as Exhibit 99.3, announcing a restructuring plan designed to align its operations with evolving business needs and improve efficiencies.
The information in Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release issued by Intel entitled “Intel Reports First-Quarter GAAP Revenue of $13.7 Billion; Non-GAAP Revenue of $13.8 Billion,” dated April 19, 2016.
99.2	Commentary by Intel’s Chief Financial Officer regarding the quarter ended April 2, 2016.
99.3	Press Release issued by Intel entitled “Intel Announces Restructuring Initiative to Accelerate Transformation,” dated April 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	April 19, 2016	By:	/s/ STACY J. SMITH
Stacy J. Smith
Executive Vice President, Chief Financial Officer, and Principal Accounting Officer